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                                   EXHIBIT 10

                  Associate Ownership:  - Profit Sharing 2001
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As an Associate in the Silver Diner you are eligible to participate in a share of the profits for 2001. That means all associates, employed on the company's last fiscal day of 2001, are eligible to split 10% of improved profits in their
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own stores. This 10% will be paid out in the form of stock ownership.

Profit Sharing Procedures

The Silver Diner profit sharing program is based on improvement in store profits from year to year. Profit Sharing will be paid annually, based on a full year of performance of each store. Profit is defined as Restaurant Operating Margin.

     1. The Silver Diner ownership board will be posted at end Period 1, 2001. This board will contain the financial performance of your unit for 2000, financial period by financial period.

     2. This 2000 performance will serve as the baseline for the profit sharing pool.

     3. During the year 2001, period unit results will be measured against the previous year (2000) and communicated to you.

     4. 10% of all dollars earned over the baseline will be added into a `pool' of profit for the eligible Associate Owners each period. Any period in 2001 where profits fall below the same period for 2000 will have the negative difference in profit subtracted from the `pool'.

     5. During January 2002 this pool will be totaled and shared among all eligible associate owners during the first quarter, in Silver Diner stock. To be eligible, you must be employed on the company's last fiscal day of 2001 and work at least 750 hours in 2001. Share amount will depend on number hours worked during 2001 (See Table)

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         Works 1500+ hours in 2001                Full Share
         Works 750-1499 hours in 2001             1/2 Share
         Works 0-749 hours in 2001                0 share
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     6.  All profit shares will be awarded in stock. All stock awarded in the profit share program will be registered with the SEC and therefore can be freely traded on the public market.

     7. The number of shares to be distributed will be calculated by dividing the dollar amount of the pool by the closing price of the stock on NASDAQ (or appropriate exchange) on the last Trading Day of the company's fiscal year, for which the stock is being awarded.

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